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                                                                 Exhibit 99.B1.2
                      JOHNSON INVESTMENT MUTUAL FUNDS TRUST

              AMENDMENT NO. 1 TO AGREEMENT AND DECLARATION OF TRUST


         Pursuant to Section 7.3 of the Agreement and Declaration of Trust of Johnson Investment Mutual Funds Trust (the "Trust") and effective upon the execution of this document, the undersigned, being a majority of the Trustees of the Trust, hereby change the name of the Trust to "Johnson Mutual Funds Trust", change the name of the Johnson Investment Growth Fund series to "Johnson Growth Fund", and change the name of the Johnson Investment Fixed Income Fund series to "Johnson Fixed Income Fund."

         Pursuant to Section 4.1 of the Agreement and Declaration of Trust of the Trust and effective upon the execution of this document, the undersigned, being a majority of the Trustees of the Trust, hereby establish two new series of shares of the Trust and designate such series the "Johnson Opportunity Fund" and the "Johnson Municipal Income Fund." The relative rights and preferences of these new series of shares shall be those rights and preferences set forth in
Section 4.2 of the Agreement and Declaration of Trust of the Trust.

                                            /s/
                                            ---
                                            Timothy E. Johnson, Trustee

                                            /s/
                                            ---
                                            John W. Craig, Trustee

                                            /s/
                                            ---
                                            Ronald H. McSwain, Trustee

                                            /s/
                                            ---
                                            Kenneth S. Shull, Trustee

Dated:  February 15, 1994